UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2021, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Xenon Pharmaceuticals Inc. (the “Company”) approved 2020 non-equity incentive plan payments and 2021 base salaries for the Company’s named executive officers as set forth in the table below. For additional information regarding non-equity incentive compensation, please see the section titled “Executive Compensation—Non-Equity Incentive Plan Compensation and Bonuses” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on April 28, 2020. All amounts are expressed in U.S. dollars.

			2021 Base Salary(2)
Name	Title	2020 Non-Equity Incentive Plan Payment(1)	Prior to the Annual Meeting(3)	Effective as of the Annual Meeting(4)
Simon N. Pimstone	Chief Executive Officer	$254,040	$525,000	$525,000
Ian C. Mortimer	President and Chief Financial Officer, Corporate Secretary	176,704	500,000	541,000
Ernesto Aycardi	Chief Medical Officer (5)	147,798	434,700	N/A

_________________

(1)

Non-equity incentive plan payments for Dr. Pimstone and Mr. Mortimer are denominated in Canadian dollars and have been converted to U.S. dollars for purposes of the table.  The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7461, which was the average Bank of Canada exchange rate for the 2020 fiscal year.

(2)

2021 base salaries were determined by the Committee and based on a number of factors, including an analysis of the Company’s updated peer group which is benchmarked in U.S. dollars. For Dr. Pimstone, and Mr. Mortimer, the U.S. dollar amount of their semi-monthly pay will be converted to Canadian dollars at the Bank of Canada exchange rate five days prior to each pay date and paid to Dr. Pimstone and Mr. Mortimer in Canadian dollars.

(3)

The 2021 base salary figures are retroactive to January 1, 2021. For Dr. Pimstone and Mr. Mortimer, the 2021 base salary figures are effective until the date of the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”).

(4)

On January 13, 2021, the Company entered into new employment agreements with Dr. Pimstone and Mr. Mortimer. These employment agreements will become effective on the date of the Annual Meeting. For additional information regarding the new employment agreements, please see the Company’s Form 8-K filed with the SEC on January 14, 2021. The 2021 base salary figures represent the salaries to be paid to Dr. Pimstone as Executive Chair of the Board and Mr. Mortimer as President and Chief Executive Officer commencing on the date of the Annual Meeting.

(5)

Dr. Aycardi has been employed by our wholly owned subsidiary, Xenon Pharmaceuticals USA Inc., since March 19, 2018. As previously disclosed, on February 23, 2021, Dr. Aycardi resigned from the Company, effective April 23, 2021.

Dr. Pimstone and Mr. Mortimer are eligible to receive payments under the Company’s 2021 non-equity incentive plan of up to 60% and 45% of their base salaries prior to the date of the Annual Meeting, respectively, and are both eligible to receive up to 55% of their base salaries subsequent to the date of the Annual Meeting. The 2021 performance goals for these officers are related to various corporate objectives, including: XEN1101 Phase 2b clinical trial top-line data readout; XEN496 Phase 3 clinical trial ongoing recruitment; XEN007 Phase 2 proof-of-concept data in childhood absence epilepsy and decision around future development; partnership milestones including two Investigational New Drug (“IND”) acceptance milestones and provide research collaboration support to Neurocrine Biosciences Inc.; transition one discovery stage project to lead optimization and one clinical candidate into IND-enabling studies; and execution against the Company’s capital markets plan and cash-runway objective. The 2021 non-equity incentive plan payment for each of Dr. Pimstone and Mr. Mortimer is based solely on the achievement of corporate goals.

Item 8.01	Results of Operations and Financial Condition

On March 12, 2021, Xenon Pharmaceuticals Inc. (the “Company”) announced the meeting, record date and certain other information relating to its 2021 annual meeting of shareholders pursuant to a filing submitted to the System for Electronic Document Analysis and Retrieval (“SEDAR”) in Canada.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit Number	Description
99.1	SEDAR filing submitted March 12, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: March 12, 2021	By:	/s/ Ian Mortimer
Ian Mortimer
President & Chief Financial Officer